WESTMORELAND RESOURCE PARTNERS, LP
9540 South Maroon Circle, Suite 200
Englewood, Colorado 80112
(855) 922-6463 Telephone

NEWS RELEASE

Westmoreland Resource Partners, LP Reports Full Year 2015 Results

Englewood, CO - March 8, 2016 - Westmoreland Resource Partners, LP (NYSE:WMLP) ("WMLP") today announced its 2015 results. Highlights from 2015 include:

- Reported incident rate and lost time rate of 1.05 and 0.35, respectively, which were each significantly better than the U.S. national average;
- Revenue for 2015 totaled $384.7 million, driven by tons sold of 8.5 million;
- Adjusted EBITDA for 2015 was $66.1 million driven by the August 1, 2015 acquisition of Kemmerer Mine; and
- Distributable cash flow for 2015 was $16.4 million, resulting in a distribution coverage ratio of 2.11 for 2015.

Safety

WMLP is committed to uncompromised safety for its employees and, accordingly, places mine safety at the forefront of its business operations. During the year ended 2015, WMLP continued to maintain reportable and lost time incident rates significantly below the U.S. national average, as indicated in the table below.

	2015	
	Reportable Rate	Lost Time Rate
WMLP Mines	1.05	0.35
U.S. National Average	1.82	1.28

Financial Results

Financial results for WMLP for the years ended December 31, 2015 and 2014 (pro forma) were as follows:

	Year Ended December 31,		Increase (Decrease)	
	2015 (Recasted)[1]	2014 (Pro Forma)[1]	$	%
Total Revenues	$ 384,700	$ 492,771 [3]	$ (108,071)	(21.9)%
Net Loss	(33,688)	(7,525) [3]	(26,163)	(347.7)%
Adjusted EBITDA[2]	66,135	84,607 [3]	(18,472)	(21.8)%
Distributable Cash Flow[2]	16,402	41,522 [3]	(25,120)	(60.5)%
Cash Distribution Paid	7,781	N/A	N/A	N/A
Distribution Coverage Ratio[2]	2.11	N/A	N/A	N/A
Tons sold - millions of equivalent tons	8.5	10.0	(1.5)	(15.0)%

[1] *As the Westmoreland Kemmerer, LLC (the "Kemmerer Mine") acquisition represents a transfer of entities under common control, the 2014 and 2015 financial information presented herein includes the historical results of the Kemmerer Mine for the year ended December 31, 2015 and includes the historical proforma results of the Kemmerer Mine for the year ended December 31, 2014.*
[2] *The definitions of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio, which are non-GAAP financial measures, and a reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented at the end of this press release.*
[3] *In 2014, revenues, net loss, adjusted EBITDA and distributable cash flow benefited from a one-time favorable legal settlement totaling $17.5 million.*

Distributions

In 2015, WMLP generated distributable cash flow of $16.4 million and distributed in cash a total of $7.8 million, or $0.60 per common unit and $0.20 per Series A Convertible unit. In addition, a distribution totaling $1.2 million, or $0.20 per common unit for the fourth quarter of 2015 occurred on February 12, 2016.

Conference Call

WMLP will conduct a joint earnings conference call with its parent, Westmoreland Coal Company (NasdaqGM:WLB), which owns 93.9% of WMLP, for financial analysts and investors on Tuesday, March 8, 2016 at 10:30 a.m. Eastern Time. Dial-in numbers for the live conference call are as follows:

Live Participant Dial In (Toll Free): 844-WCC-COAL (844-922-2625)
Live Participant Dial In (International): 201-689-8584

Live webcast of the call, can be accessed at www.westmoreland.com/investors. A replay of the call will be available until March 22, 2016 and can be accessed as follows:

Replay Dial-in (Toll Free): 877-660-6853
Replay Dial-in (International): 201-612-7415
Replay Conference ID: 13631403

About Westmoreland Resource Partners, LP

Westmoreland Resource Partners, LP is a low-cost producer of high-value thermal coal in Northern Appalachia and Rocky Mountain region of the United States. It markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts.

For more information about Westmoreland Resource Partners, LP (NYSE: WMLP), please visit www.westmorelandmlp.com. Financial and other information about the Partnership is routinely posted on and accessible at www.westmorelandmlp.com.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on WMLP's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, including WMLP's projections for 2016 performance. WMLP cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by WMLP in this news release speak only as of the date on which it was made. WMLP undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #

Company Contact
Jason Veenstra
Chief Financial Officer
(720) 354-4467
ir@westmoreland.com

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are key metrics used by us to assess our operating performance, and we believe that EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:

- are used widely by investors to measure a company's operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and
- help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results.

Neither EBITDA nor Adjusted EBITDA are measures calculated in accordance with GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating results. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

- do not reflect our cash expenditures or future requirements for capital and major maintenance expenditures or contractual commitments;
- do not reflect changes in, or cash requirements for, our working capital needs; and
- do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that we do, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplemental data.

Distributable Cash Flow

Distributable Cash Flow represents Adjusted EBITDA less cash interest expense (net of interest income), reserve replacement expenditures, maintenance capital expenditures, cash reclamation expenditures and noncontrolling interest. Cash interest expense represents the portion of our interest expense accrued and paid in cash during the reporting periods presented or that we will pay in cash in future periods as the obligations become due. Other maintenance capital expenditures represent expenditures for coal reserve replacement, and for plant, equipment and mine development. Cash reclamation expenditures represent the reduction to our reclamation and mine closure costs resulting from cash payments. Earnings attributable to the noncontrolling interest are not available for distribution to our unitholders and accordingly are deducted.

Distributable Cash Flow should not be considered as an alternative to net income (loss) attributable to our unitholders, income from operations, cash flows from operating activities or any other measure of performance presented in accordance with GAAP. Although Distributable Cash Flow is not a measure of performance calculated in accordance with GAAP, we believe Distributable Cash Flow is useful to investors because this measurement is used by many analysts and others in the industry as a performance measurement tool to evaluate our operating and financial performance, facilitating comparison with the performance of other publicly traded limited partnerships.

Distribution Coverage Ratio

Distribution Coverage Ratio represents the amount of actual cash distribution we made relative to the amount we could potentially pay-out represented by Distributable Cash Flow. The Distribution Coverage Ratio is calculated by dividing Distributable Cash Flow by actual distributions paid for the period.

	Year Ended December 31,	
	2015	2014
	(Recasted)[1]	(Pro Forma)[1]
Reconciliation of Adjusted EBITDA to Net Loss		
Net loss	$ (33,688)	$ (7,525)
Loss (gain) on extinguishment of debt	—	1,123
Income tax expense	157	—
Interest expense, net of interest income	29,904	36,262
Depreciation, depletion and amortization	54,503	56,227
Accretion of ARO and receivable	5,085	3,950
EBITDA	**55,961**	**90,037**
Restructuring and impairment charges	656	2,858
Legal settlements	—	(17,548)
Recapitalization costs	—	5,470
(Gain)/loss on sale of assets	6,890	323
Share-based compensation	438	4,775
Other non-cash and non-recurring costs[2]	2,190	(1,308)
Adjusted EBITDA	**66,135**	**84,607**
Deferred revenue	2,513	(1,456)
Reclamation and mine closure costs	(8,216)	(5,856)
Maintenance capital expenditures and other capitalized items	(15,763)	(21,173)
Pension and postretirement medical	2,552	2,942
Cash interest expense, net of interest income	(20,740)	(25,349)
Legal and insurance settlement proceeds	—	17,548
Other[3]	(10,079)	(9,741)
Distributable Cash Flow	**$ 16,402**	**$ 41,522**
Cash distribution paid	$ 7,781	$ —
Distribution Coverage Ratio	**2.11**	**N/A**

[1] *As the Kemmerer Mine acquisition represents a transfer of entities under common control, the 2014 and 2015 financial information presented herein includes the historical results of the Kemmerer Mine for the year ended December 31, 2015 and includes the historical proforma results of the Kemmerer Mine for the year ended December 31, 2014.*

[2] *Includes non-cash activity from the change in fair value of investments and warrants as well as non-recurring cost associated with the Kemmerer Drop.*

[3] *Includes payments made to pay down our Term Loan as well as capital lease payments and debt issuance costs.*